Exhibit 99.3
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[ALLEGHENY ENERGY GRAPHIC OMITTED]


                                                                  NEWS RELEASE

Media contact:
Michelle S. Morris
Vice President, Corporate Communications
800 Cabin Hill Drive
Greensburg, Pa.  15601-1689
Phone: (724) 838-6966
Media Hotline: 1-888-233-3583
E-Mail: mmorri3@alleghenyenergy.com


                             FOR IMMEDIATE RELEASE

                   Allegheny Energy Names VP Human Resources

Greensburg, Pa., August 4, 2004 - Allegheny Energy, Inc. (NYSE: AYE) today announced that Edward Dudzinski, formerly DuPont's Vice President, Human Resources for the Agriculture and Nutrition Platform and Pioneer Hi-Bred International, Inc., will become its Vice President of Human Resources, effective August 9, 2004. He will report to Paul J. Evanson, Chairman, President and CEO.

"Ed brings a wealth of knowledge to Allegheny and is a strong addition to our senior leadership team. As we steadily build a high performance organization, his business acumen and experience in aligning a people strategy and performance management to business results will be critical to our success," said Mr. Evanson.

Mr. Dudzinski spent 14 years with DuPont in various human resources positions in the United States and Europe, which included significant experience in strategy development, labor relations, and business leadership. Prior to DuPont, he was with Consolidation Coal Company for 15 years. Mr. Dudzinski received his Bachelor of Science degree in Biology from California State University.

Consistent with the New York Stock Exchange listing standards, Allegheny Energy stated that Mr. Dudzinski will receive an inducement award of 25,000 stock units on August 9, 2004. One-fifth of the units vest on each August 9 beginning in 2005 through 2009. Payment of the units will be made in shares of Allegheny Energy stock.

Headquartered in Greensburg, Pa., Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at .

Forward-Looking Statements
--------------------------

In addition to historical information, this release contains a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy's delivery business, Allegheny Power; results of litigation; financing plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports filed with the Securities and Exchange Commission.

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